Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED HERMES MDT SERIES (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganizations of HVIA Equity Fund (a portfolio of Ultimus Managers Trust) into Federated Hermes MDT All Cap Core Fund (a portfolio of Federated Hermes MDT Series), and any amendments to the Registration Statement(s), including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ J. Christopher Donahue	President and Trustee (Principal Executive Officer)	August 14, 2026
J. Christopher Donahue

/s/ John G. Carson
John G. Carson	Trustee	August 14, 2026

/s/ Jeremy Boughton	Treasurer (Principal Financial Officer)	August 14, 2026
Jeremy Boughton

/s/ Paul Uhlman
Paul Uhlman	Trustee	August 14, 2026

/s/ G. Thomas Hough
G. Thomas Hough	Trustee	August 14, 2026

/s/ Karen L. Larrimer	Trustee	August 14, 2026
Karen L. Larrimer

Reorganization(s) of HVIA Equity Fund into Federated Hermes MDT All Cap Core Fund

/s/ Max F. Miller	Trustee	August 14, 2026
Max F. Miller

/s/ Frank J. Nasta	Trustee	August 14, 2026
Frank J. Nasta

/s/ Thomas M. O’Neill	Trustee	August 14, 2026
Thomas M. O’Neill

/s/ Madelyn A. Reilly	Trustee	August 14, 2026
Madelyn A. Reilly

/s/ John S. Walsh	Trustee	August 14, 2026
John S. Walsh

FEDERATED HERMES MDT SERIES

ASSISTANT SECRETARY'S CERTIFICATE

THE UNDERSIGNED, George F. Magera, as Assistant Secretary of Federated Hermes MDT Series (thereafter referred to as the "Trust"), does hereby certify, in his capacity as Assistant Secretary and not personally, that the Board of Trustees of the Trust duly adopted the following resolutions on August 14, 2026:

RESOLVED, that the persons named in any power of attorney given by any Trustee or officer of the Trust relating to the Registration Statement (prospectus/proxy statement) on Form N-14 under the Securities Act of 1933, or any one of them, are authorized to sign the Registration Statement (prospectus/proxy statement) on Form N-14, and any amendments thereto, on behalf of the registrant pursuant to such power of attorney; and

RESOLVED, that the Board of Trustees hereby authorize the Trust’s officers to take any such further actions as any such officers deem necessary or appropriate to effectuate the actions authorized in the foregoing resolution.

IN WITNESS WHEREOF, the undersigned Assistant Secretary has executed this certificate as of the 14th day of August 2026.

FEDERATED HERMES MDT SERIES

By: /s/ George F. Magera

Name: George F. Magera

Title: Assistant Secretary